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                                                                  Exhibit 10.50

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "Agreement"), is dated as of December 31, 1999, and is among OC Mergerco 4, Inc. ("Purchaser"), USTeleCenters, Inc., and Vermont Network Services Corporation (collectively, "Sellers") and View Tech, Inc., owner, whether directly or indirectly, of all of the outstanding capital stock of each Seller ("Parent").


                              W I T N E S S E T H :

         WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, substantially all of the assets of Sellers;

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   Definitions

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Assets" shall mean, with respect to Sellers as of the Effective Date, all of the business, properties and assets (real and personal, tangible and intangible) of Sellers of every kind and wherever situated that are owned by Sellers or in which either of them has any right or interest, including without limitation and to the extent owned, its business as a going concern, its goodwill and franchises; its trade-names (including "USTeleCenters", "Vermont Network Services" and all derivatives thereof), trade-marks, trade-mark registrations and trade-mark applications, service marks, service mark registrations and service mark applications, copyrights, copyright registrations and copyright applications, patents, patent registrations and patent applications, processes, formulae, proprietary and technical information, computer software, web sites, URLs, know-how, permits, licenses, trade secrets, inventions and royalties (including all rights to sue for past infringement of any of the foregoing); mailing permits; its leaseholds and other interests in land; its inventory of finished goods, work-in-process and raw materials, equipment and supplies; its subscription and other mailing lists; its cash, money on deposit with banks and others, certificates of deposit, commercial paper, stocks, bonds and other investments; its accounts receivable; rights under its insurance policies and warranties; its causes of action, judgments, claims and demands of whatever nature; its deferred charges, advance payments, prepaid items, claims for refunds, rights of offset and credits of all kinds; all credit balances of or inuring to Sellers under any state unemployment compensation plan or fund; its rights under restrictive covenants and obligations of present and former officers and employees and of individuals and corporations; its rights under partnership or joint venture agreements or arrangements; its rights under all agreements assumed by Purchaser; and its files, papers and records relating to the aforesaid business, properties and assets; other than the Excluded Assets. To the extent that any stockholder of either Seller owns any assets used in the business of such Seller, such Seller shall arrange to have such assets transferred to such Sellers, at no cost, immediately prior to the Closing, and the same shall be included in the Assets.

                  (b) "Assigned Commitments" shall mean those Commitments listed in the Disclosure Schedule pursuant to Section 3.9 that are denoted as Commitments the rights and obligations under which are to be assigned to, and assumed by, Purchaser. The parties agree that "Assigned Commitments" shall include (but is not limited to) Sellers' settlement agreement with Zoltan Keve dated December 23, 1999 and the payment of $180,000.00 due to Mr. Keve in connection therewith.

                  (c) "Assumed Liabilities" shall mean those fixed and determinable liabilities of Sellers listed on Exhibit A hereto, plus all obligations assumed by Purchaser as Assigned Commitments.

                  (d)  Intentionally omitted.

                  (e)  "Cash Consideration" shall have the meaning set forth in
Section 2.4.

                  (f) "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 5:00 p.m., Eastern time, on the Closing Date at such place as the parties shall agree, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

                  (g) "Closing Date" shall mean February 18, 2000, or such other date as the parties shall mutually agree to in writing.

                  (h) "Commitments" shall have the meaning set forth in Section 3.9.

                  (i) "Damages" shall have the meaning set forth in Section 8.1.

                  (j) "Disclosure Schedule" means the disclosure schedule attached to this Agreement.

                  (j) "Effective Date" shall mean 12:01 a.m., January 1, 2000.

                  (k) "Environmental Laws" shall have the meaning set forth in
Section 3.19(a).

                  (l) "Excluded Assets" shall mean the following assets and properties:

                           (i) The consideration delivered to Sellers pursuant
to this Agreement for the Assets sold, transferred, assigned, conveyed and delivered pursuant hereto;

                           (ii) Sellers' right to enforce Purchaser's
representations, warranties and covenants hereunder and the obligations of Purchaser to pay, perform or discharge the liabilities of Sellers assumed by Purchaser pursuant to this Agreement and all other rights, including rights of indemnification, of Sellers under this Agreement or any instrument executed pursuant hereto;

                           (iii) Sellers' charter documents and all amendments
thereto, Bylaws, corporate seal, minute books, stock books and other corporate records having exclusively to do with the corporate organization and capitalization of Sellers;

                           (iv) any assets acquired or business conducted by
Sellers after the Closing Date;

                           (v) Sellers' books of account, but Sellers agree that
Purchaser shall have the right at Purchaser's request to inspect such books and make copies thereof, subject to Seller's reasonable scheduling requirements.

                  (m) "Financial Statements" shall have the meaning set forth in Section 3.5.

                  (n) "Material Adverse Effect" shall mean an event or series of events the occurrence or non-occurrence of which results in damages, losses, liabilities, or obligations, either singularly or in the aggregate within one year, of $20,000 with respect to either the Sellers' financial condition or results of operations or with respect to the Assets.

                  (o) "ordinary course of business" means the usual and customary way in which Sellers has conducted its business in the past.

                  (p) "Proprietary Rights" shall have the meaning set forth in Section 3.10(a).

                  (q)      "Purchase Price" shall have the meaning set forth in
Section 2.2(a).

                  (r)      Intentionally omitted.

                  (s)      "System" shall have the meaning set forth in Section
3.20.

                                   ARTICLE II

                                Purchase and Sale

         Section 2.1. Purchase and Sale of Assets. Subject to and upon the terms and conditions contained herein, at the Closing, Sellers shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all security interests, liens, claims and encumbrances (other than the Assumed Liabilities) and Purchaser shall purchase, accept and acquire from Sellers, the Assets.

         Section 2.2. Purchase Price.

                  (a) Total Purchase Price. The total purchase price for the Assets (the "Purchase Price") shall be One Hundred Eighty-Two Thousand One Hundred Forty-Seven and 09/100 Dollars ($182,147.09) ("Cash Consideration"), shares of Common Stock of Purchaser's parent company, Pentastar Communications, Inc., having a value of One Hundred Thousand Dollars ($100,000.00) (based upon the trading price for the five day period ending on the Closing Date) ("Stock Consideration"), and the assumption of Assumed Liabilities.

                  (b) Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth in a schedule to be prepared by Purchaser, after consultation with Sellers, as soon as practicable following Closing, such allocation to be made as provided in Section 1060 of the Internal Revenue Code of 1986 (the "Code"). Purchaser and Sellers shall each file Form 8594 (Asset Acquisition Statement Under Section 1060) on a timely basis reporting the allocation of the Purchase Price consistent with the allocation in such schedule. Purchaser and Sellers shall file on a timely basis any amendments required to such Form 8594 as a result of a subsequent increase or decrease of the Purchase Price. Purchaser and Sellers shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Purchase Price set forth in such schedule. Purchaser and Sellers shall each indemnify, defend and hold harmless the other party from and against any and all claims, losses, liabilities, damages, costs and expenses that may be incurred as a result of the failure to file Form 8594, the failure to file such Form 8594 on a timely basis or the failure to file its income tax return on a basis as required by this Section 7.4. This Section shall survive termination of this Agreement.

                  (c) Division of Purchase Price. The Purchase Price shall be divided between Sellers based upon the allocation set forth in Section 2.2(b).

         Section 2.3. Excluded Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume or agree to pay, perform or discharge any liabilities or obligations of Sellers, whether accrued, absolute, contingent or otherwise, including without limitation liabilities based on or arising out of or in connection with (a) any defects in products manufactured, rented or sold by

Sellers prior to the Effective Date, (b) any implied or express warranties relating to such products, (c) any pension or other benefit liability relating to Sellers' employees, (d) any federal, state, local or foreign income, sales, real or personal property or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including without limitation interest and penalties) imposed by any law, rule or regulation that are attributable or relating to the assets of the business of Sellers for any periods ending on or before the Effective Date, or that may be applicable because of Sellers' sale of their business or any of the Assets to Purchaser,
(e) any claims by any of Sellers' directors, officers, employees or stockholders relating to this Agreement or its performance or consummation, or any claims by any of them relating to or arising out of (i) their employment (including without limitation any modification or termination thereof) by Sellers, (ii) any employment contract with either Seller or (iii) any pension or other benefit liabilities of Sellers, (f) any claims or conditions arising under or relating to Environmental Laws or similar legal requirements attributable or relating to the Assets (including, without limitation, the operation thereof) or the business of Sellers prior to the Effective Date, (g) any unlicensed or other unauthorized use by Sellers of any patented or unpatented invention, trade secret, copyright, trademark or other intellectual property right, (h) any dividend or other distribution declared or otherwise payable by Sellers, (i) any note, account payable or other obligation of Sellers to any affiliate, or (j) any fees payable to Concord Partners Ltd.

         Section 2.4.      Intentionally omitted.

         Section 2.5.      Intentionally omitted.

                                   ARTICLE III

              Representations and Warranties of Sellers and Parent

         Sellers and Parent, jointly and severally, hereby represent and warrant that the following are true and correct as of the date hereof and will be true and correct as of the Closing Date.

         Section 3.1. Organization and Good Standing; Qualification. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Seller is duly qualified and licensed to do business and is in good standing in each state where the conduct of its business requires it to be so qualified, except to the extent that the failure to so qualify would not have a Material Adverse Effect. Sellers do not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

         Section 3.2. Authorization and Validity. The execution, delivery and performance by Sellers and Parent of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Sellers and Parent. This Agreement and each other agreement contemplated hereby have been duly executed and delivered by Sellers and Parent and constitute legal, valid and binding obligations of Sellers and Parent, enforceable against Sellers and Parent in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         Section 3.3. No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Sellers or Parent or any agreement, indenture or other instrument under which Sellers or Parent is bound or to which any of the Assets are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Assets or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Sellers, Parent or the Assets.

         Section 3.4. Consents. Except as set forth in the Disclosure Schedule, as of the Closing Date no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Sellers or Parent.

         Section 3.5. Financial Statements. Each Seller has furnished or will furnish to Purchaser the financial statements listed on Schedule 3.5 hereto (collectively, the "Financial Statements") and the Pro Forma Balance Sheet. The Financial Statements and the Pro Forma Balance Sheet are materially true, correct and complete in all respects, have been prepared from the books and records of the appropriate Seller maintained in the ordinary course of business in accordance with sound accounting practice, fairly present the financial condition and results of operations of such Seller as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods, subject, in the case of the Financial Statements dated December 31, 1999, to normal recurring year end adjustments, the effect of which will not, individually or in the aggregate, be materially adverse. The Financial Statements can be reconciled with the financial statements and financial records maintained, and the accounting methods applied, by the Company for federal income tax purposes. Neither Sellers nor Parent makes any representation or warrants regarding the future profitability of the business represented by the Assets.

         Section 3.6. Liabilities and Obligations. Sellers have no liabilities other than:

                           (i)      those set forth or reserved against in the
Financial Statements,

                           (ii)     those incurred  since  December 31, 1999 in
the ordinary  course of business; and

                           (iii)    those set forth in the Disclosure Schedule.

Except as set forth in the Financial Statements and the Disclosure Schedule, no Seller is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Sellers know of no basis for the assertion of any other claims or liabilities of any nature or in any amount.

         Section 3.7. Absence of Certain Changes. Except as set forth in the Disclosure Schedule and as set forth in the Financial Statements, since November 30, 1999, Sellers have not

                  (a) suffered any Material Adverse Effect;

                  (b) contracted for the purchase of any capital assets having a cost in excess of $10,000 or paid any capital expenditures in excess of $10,000;

                  (c) incurred any indebtedness for borrowed money or issued or sold any debt securities other than in the ordinary course of business;

                  (d) incurred or discharged any liabilities or obligations except in the ordinary course of business;

                  (e) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims other than in the ordinary course of business;

                  (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets other than in the ordinary course of business;

                  (g) acquired or disposed of any assets except in the ordinary course of business;

                  (h) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that could have a Material Adverse Effect; or

                  (i) incurred or discharged any liabilities or obligation on behalf of Parent, including, but not limited to, any expense allocated by Parent to either Seller and any interest expense associated with any credit facility of Parent or Sellers.

         Section 3.8.      Title; Leased Assets.

                  (a) Real Property.  Sellers do not own any real property.

                  (b) Personal Property. Sellers have good, valid and marketable title to all tangible and intangible personal property owned by Sellers, the location and general description of which is listed on the Disclosure Schedule, and which as of the Closing Date will be free and clear of all security interests, liens, claims and encumbrances other than the Assumed Liabilities.

                  (c) Leases. Set forth in the Disclosure Schedule is a list of copies of all leases of real and personal property to which Sellers are a party, either as lessor or lessee. All leased personal property is listed on the Disclosure Schedule, as a leased asset. All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  (d) Right to Use Assets. All tangible assets used in the conduct of Sellers' business are reflected in the Financial Statements in a manner that is in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. Sellers own, lease or otherwise possess a transferable right to use all material assets used in the conduct of their business, and except for the Excluded Assets, will transfer all of such rights to Purchaser at Closing.

         Section 3.9. Commitments. Except as set forth in the Disclosure Schedule, Sellers have not entered into, nor are the Assets or the business of Sellers bound by, whether or not in writing, any contract or arrangement that involves either an unperformed commitment in excess of $10,000 or that terminates more than 30 days after the date hereof; or any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of the Company. All of the agreements listed in the Disclosure Schedule are hereinafter collectively referred to as the "Commitments." Except as set forth in the Disclosure Schedule, there are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by Sellers, and no penalties have been incurred nor are amendments pending, with respect to the Commitments. Except as set forth in the Disclosure Schedule, the Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, may be made by any party thereto, nor have Sellers waived any rights thereunder. Except as set forth in the Disclosure Schedule, Sellers have not received notice of any default with respect to any Commitment.

         Section 3.10.     Patents, Trade-marks, Service Marks and Copyrights.

                  (a) Ownership. Sellers own all patents, trade-marks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in the Disclosure Schedule is a true and correct description of the following ("Proprietary Rights"):

                           (i) all trade-marks, trade-names, service marks and
other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by Sellers with respect to the Assets and Sellers' business, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which either Seller is a party (including expiration date if applicable); and

                           (ii) all agreements relating to technology, know-how
or processes that Sellers are licensed or authorized to use by others, or which either of them licenses or authorizes others to use.

                  (b) Conflicting Rights of Third Parties. Sellers have the sole and exclusive right (except with respect to certain licensed Proprietary Rights) to use the Proprietary Rights without infringing or violating the rights of any third parties. No consent of third parties will be required for the transfer thereof to Purchaser or the use thereof by Purchaser upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and Sellers know of no valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

                  (c) Claims of Other Persons. Sellers have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Sellers infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened that challenge the rights of Sellers with respect thereto. Sellers have not given and are not bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by Sellers.

         Section 3.11. Trade Secrets and Customer and Mailing Lists. Sellers have the right to use, free and clear of any claims or rights of others except claims or rights specifically set forth in the Disclosure Schedule, all trade secrets, customer, subscriber and mailing lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by Sellers. Sellers are not using or in any way making use of any confidential information or trade secrets of any third party without their consent, including without limitation any past or present employee of either Seller.

         Section 3.12.     Taxes.

                  (a) Filing of Tax Returns. Sellers have duly and timely filed, including with extensions, if applicable, with the appropriate governmental agencies all income, excise, corporate, franchise, property, sales, use, payroll, withholding and other tax returns (including information returns) and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such tax returns or reports as of the time of their filing were complete and accurate and properly reflected the taxes of Sellers for the periods covered thereby.

                  (b) Payment of Taxes. Sellers have paid or accrued all taxes, penalties and interest that have become due with respect to any returns that it has filed and any assessments of which it is aware, subject to any extensions that may have been granted. Sellers are not delinquent in the payment of any tax, assessment or governmental charge.

                  (c) No Pending Deficiencies, Delinquencies, Assessments or Audits. No tax deficiency or delinquency has been asserted against either Seller. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of either Seller that could be asserted by any taxing authority. There is no taxing authority audit of either Seller pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements. Sellers have not violated in any material respect any federal, state, local or foreign tax law.

         Section 3.13. Compliance with Laws. Sellers have complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports. There are no existing material violations by Sellers of any federal, state or local law or regulation that could affect the property or business of Sellers. Sellers possess all material licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

         Section 3.14. Finder's Fee. Except as set forth in the Disclosure Schedule, Sellers have not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         Section 3.15. Litigation. Except as disclosed in the Disclosure Schedule, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of Sellers threatened, against or affecting, or that could affect, Sellers, any of the Assets, or the business of Sellers. Sellers are not (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Sellers or to their business, assets, operations or employees or (ii) in default with respect to any such order, writ, injunction or decree. Sellers do not know of any basis for any such action, proceeding or investigation.

         Section 3.16. Accuracy of Information Furnished. All information furnished to Purchaser by Sellers hereby or in connection with the transactions contemplated hereby is true, correct and complete in all material respects. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, materially true, correct and complete. Except as disclosed on the Disclosure Schedule, Sellers are not aware of any fact or circumstance that could have a Material Adverse Effect on the business of Sellers or the Assets being acquired by Purchaser.

         Section 3.17. Books of Account. The books of account of Sellers have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of Sellers have been properly recorded in all material respects in such books.

         Section 3.18. Name. There are no actions, suits or proceedings pending or threatened against or affecting Sellers that could result in any impairment of the right to use the names "USTeleCenters" or "Vermont Network Services." The use of the names "USTeleCenters" and "Vermont Network Services" does not infringe the rights of any third party nor is it confusingly similar with the corporate name of any third party. After the Closing Date, no person or business entity other than Purchaser will be authorized, directly or indirectly, by Sellers or Parent to use the names "USTeleCenters" or "Vermont Network Services" or any name confusingly similar to either.

         Section 3.19.     Environmental Matters.

                  (a) Environmental Laws. Neither Sellers nor any of the Assets are currently in material violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"). This representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Assets.

                  (b) Use of Assets. The Assets have never been used in a manner that would be in violation of the Environmental Laws.

         Section 3.20. Year 2000; Computer Systems. Each item of hardware, software, information technology, embedded, electromechanical or processor based system and/or any combination thereof, used, developed, manufactured, distributed, licensed, transferred or delivered by Sellers on or before the Closing Date (each a "System"), shall be able to correctly function, operate, process data or perform date related calculations, including, but not limited to, (i) calculate, compare and sequence, from, into and between the years 1999 and 2000, (ii) accurately process, provide and/or receive date data, including leap year calculations, into and between the years 1999, 2000 and beyond, (iii) shall otherwise function according to the specifications thereof both before, during and following January 1, 2000, and (iv) that neither performance nor functionality thereof shall be affected by dates prior to, during and after January 1, 2000. The Disclosure Schedule contains a list of all Systems of Sellers, together with a description of the Year 2000 compliance status of such System; provided, in all of the foregoing, that all non-Seller systems and products (e.g., hardware, software and firmware) material to the conduct of Sellers' Systems and used in or in combination with Sellers' Systems exchange data with Sellers' Systems in the same manner on dates in both the Twentieth and Twenty-First centuries.

         Section 3.21. Parent Merger. Parent has entered into an Agreement and Plan of Merger dated as of December 27, 1999, pursuant to which Parent will merge with All Communications Corporation in a stock for stock transaction.

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

         Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         Section 4.1. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Purchaser is duly qualified and licensed to do business and is in good standing in each state where the conduct of its business requires it to be so qualified, except to the extent that the failure to so qualify would not have a Material Adverse Effect. Purchaser conducts business under the name "OC Mergerco 4" and has made all assumed name and similar filings that it is required to make except to the extent that the failure to so file would not have a Material Adverse Effect.

         Section 4.2. Authorization and Validity. The execution, delivery and performance by Purchaser of this Agreement, and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         Section 4.3. No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the charter documents of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

         Section 4.4. Finder's Fee. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.


                                    ARTICLE V

                               Preclosing Matters

         Section 5.1. Conduct Prior to Closing. Prior to the Closing, each Seller shall conduct its business only in the ordinary course, consistent with past practice and Sellers shall not take any actions that would cause the representations and warranties set forth in Article III hereof to be incorrect. Without limitation of the foregoing, prior to the Closing each Seller agrees that it shall not, (a) declare, pay or make any dividends or distributions on its capital stock; (b) enter into any agreement (oral or written) with its directors, officers or salaried employees; (c) increase the compensation of its directors, officers or employees; (d) make capital expenditures (or enter into commitments to make capital expenditures); (e) issue any capital stock or grant options to purchase its capital stock; or (f) incur indebtedness or other liabilities other than in the ordinary course of business and consistent with past practices. Purchaser expressly acknowledges that the provisions of this Section apply to Sellers and the Assets only and do not apply to Parent. Purchaser further expressly acknowledges that from the date of the Effective Date to the Closing Date, Purchaser and Sellers are cooperating fully in the operation of the business of Sellers and, therefore, any action taken or not taken at the direction of or with the consent of Purchaser will not constitute a breach of this Section 5.1.

         Section 5.2. Conditions to Purchaser's Obligation to Close. The following shall be conditions to Purchaser's obligation to close the transactions set forth herein:

                  (a) all of the representations and warranties of Sellers and Parent shall be true and correct as of the Closing Date;

                  (b) intentionally omitted;

                  (c) No investigation, action, suit or proceeding shall be pending or, to Sellers' knowledge, threatened before any court or governmental body which seeks to restrain, prohibit or otherwise challenge or interfere with the consummation of the transactions contemplated herein;

                  (d) Franklin Reece shall have entered into a non-competition agreement and a consulting agreement, both on terms satisfactory to Purchaser; and

                  (e) an opinion of Sellers' counsel that no shareholder approval is required to effect the transaction set forth in this Agreement.


                                   ARTICLE VI

                               Closing Deliveries

         Section 6.1. Deliveries of Sellers. At the Closing, Sellers shall deliver or cause to be delivered to Purchaser the following, all of which are in a form satisfactory to counsel to Purchaser:

                  (a) a Bill of Sale conveying all personal property to Purchaser;

                  (b) assignments for all Proprietary Rights in form appropriate for filing in the U.S. Patents and Trademarks Office;

                  (c) an Assignment and Assumption Agreement with respect to the Assigned Commitments and the Assumed Liabilities;

                  (d) intentionally omitted;

                  (e) evidence (including Form UCC-3 releases) of release of all liens and other encumbrances on the Assets;

                  (f) such other instrument or instruments of transfer as shall be necessary or appropriate, as Purchaser or its counsel shall reasonably request, to vest in Purchaser good and marketable title to the Assets that are personal property and good and indefeasible title to the Assets that are real property;

                  (g) a non-competition agreement and a consulting agreement with Franklin Reece; and

                  (h) an officer's certificate that, for the period from December 31, 1999 through the Closing Date, the net cash flow from Sellers to the Parent has been negative and that payroll on February 17, 2000 was $182,147.09.

         Section 6.2. Deliveries of Purchaser. At the Closing, Purchaser shall deliver to Sellers:

                  (a) Cash Consideration in immediately available funds;

                  (b) Stock Consideration, subject to a Lock-Up Agreement in the form attached hereto;

                  (c) a statement that Parent and the Sellers have complied with the requirements of Section 5.1; and

                  (d) an executed Assignment and Assumption Agreement in the form attached hereto with respect to the Assumed Liabilities and the Assigned Commitments.

                                   ARTICLE VII

                              Post Closing Matters

         Section 7.1. Further Instruments of Transfer. Following the Closing, at the request of either party such other party shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (i) vest in Purchaser good and marketable title to Assets that are personal property and good and indefeasible title to Assets that are real property and (ii) transfer to Purchaser all licenses and permits necessary for the operation of the Assets.

         Section 7.2. Employee Benefit Plan Claims Incurred. After the Closing Date, each Seller shall remain liable under its medical and dental plans and commitments for any claims incurred by its employees or their spouses and dependents prior to the Closing Date. A claim shall be deemed to have been incurred upon the date of the initial occurrence of an injury or the initial diagnosis of an illness. An incurred claim shall include any claim or series of claims related to a claim incurred prior to the Closing Date. Sellers shall retain all liability for continuation coverage under Section 162(k) of the Code.

         Section 7.3. Sales Taxes Applicable to Sales Prior to or On the Closing Date. Sellers shall timely file all sales tax returns with respect to sales occurring in connection with Sellers' business prior to or on the Closing Date.

         Section 7.4. Sales and Transfer Taxes. Sellers shall timely pay all sales taxes applicable to the sales reported on the tax returns referred to in
Section 7.3. Sellers and Parent shall be liable for and shall indemnify Purchaser against all sales, transfer, use, excise, registration or other taxes assessed or payable in connection with the transfer of the Assets from Sellers to Purchaser. Sellers and Purchaser shall sign, and otherwise shall cooperate in the preparation and filing with the appropriate governmental agencies of, any affidavits or other transfer documents that are required in connection with the transfer of vehicles or trailers that constitute part of the Assets.

         Section 7.5. Non-Solicitation. For a period of two years following the Closing Date, neither Sellers nor Parent shall, directly or indirectly, whether through its employees, affiliates, successors and assigns or otherwise, hire or solicit to hire any former, current or future employee of Purchaser, including, without limitation any persons who were employees of Sellers as of the Closing Date and any person who was an employee of Sellers at any time during the two year period prior to the Closing Date.

         Section 7.7. Change of Name. USTeleCenters, Inc. and Vermont Network Services Corporation each shall take all steps as shall be necessary to change its corporate name from

USTeleCenters, Inc. and Vermont Network Services Corporation, as applicable, to a name that is significantly dissimilar to such name.


                                  ARTICLE VIII

                                    Remedies

         Section 8.1. Indemnification by Sellers and Parent. Subject to the terms and conditions of this Article, Sellers and Parent, jointly and severally, agree to indemnify, defend and hold Purchaser and its directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities (other than Assumed Liabilities), costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from:

                  (a) a breach of any of the representations or warranties contained in Sections 3.1, 3.2, 3.3, 3.7 (b-i), 3.12 or 3.21; or

                  (b) any liability related to Sellers that has not been expressly assumed by Purchaser.

         Section 8.2. Indemnification by Purchaser. Subject to the terms and conditions of this Article, Purchaser hereby agrees to indemnify, defend and hold Sellers and Parent and their respective directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from a breach by Purchaser of any representation or warranty contained in Section 4.

         Section 8.3. Conditions of Indemnification. The respective obligations and liabilities of Sellers and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 8.1 and 8.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action

(including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

                  (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

                  (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

                  (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         Section 8.4. Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         Section 8.5. Remedies Not Exclusive. The remedies provided in this Article shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

         Section 8.6. Costs, Expenses and Legal Fees. Subject to the provisions of Sections 8.1 and 8.2 , whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (i) enforcing any of the terms of this Agreement or (ii) proving that another party breached any of the terms of this Agreement.


                                   ARTICLE IX

                                  Miscellaneous

         Section 9.1. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

         Section 9.2. Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto; provided, however, that Purchaser may assign the right to take title to all or a portion of the Assets and the obligation to assume all or a portion of the Assumed Liabilities and Assigned Commitments hereunder to a subsidiary of Purchaser without the consent of Sellers or Parent.

         Section 9.3. Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         Section 9.4. Entire Agreement. This Agreement, the Disclosure Schedule and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         Section 9.5. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         Section 9.6. Survival of Representations, Warranties and Covenants. The representations, warranties and the covenants contained herein, including the indemnification obligations contained in Article VIII hereof, shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Sellers or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Sellers or Purchaser, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of two years, except for representations and warranties with respect to any tax or tax-related matters, which shall survive the Closing until the running of any applicable statutes of limitation.

         Section 9.7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF DELAWARE.

         Section 9.8. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         Section 9.9. Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

         Section 9.10. Reference to Agreement. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

         Section 9.11. Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (ii) by Purchaser in connection with obtaining financing for the transactions contemplated by this Agreement and conducting an examination of the operations and assets of Sellers. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose any confidential information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed. Confidential information includes, but is not limited to: financial records, surveys, reports, plans, proposals, financial information, information relating to personnel, contracts, stock ownership, liabilities and litigation; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other. Confidential information does not include information that: (x) at the time of disclosure or thereafter is generally available to and known by the public (other than through a breach by a party of its obligations hereunder);
(y) was available to a party on a non-confidential basis from a third party, provided that such third party is not and was not bound by a confidentiality agreement; and (z) has been independently acquired or developed by a party without violating any obligations hereunder or that was known to such party prior to entering into this Agreement.

         Section 9.12. Notice. All notices, claims, or demands required or permitted to be given hereunder shall be in writing and shall be delivered by hand, delivered by telefax or mailed to the other party, properly addressed, certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  (i)      If to Sellers or Parent:

                           View Tech, Inc.
                           3760 Calle Tecate, Suite A
                           Camarillo, CA 93102-5041
                           Attn:  President

                           with a copy to:

                           Burns & Levinson LLP
                           125 Summer Street
                           Boston, Massachusetts 02110
                           ATTN:  Robert C. Rives, Esq.

                  (ii)     If to Purchaser:

                           Pentastar Communications, Inc.
                           1522 Blake Street
                           Denver, CO 80202
                           Attn: Chief Executive Officer
                           and

                           Sherman & Howard L.L.C.
                           633 Seventeenth Street, Suite 3000
                           Denver, CO 80202
                           Attn:  B. Scott Pullara, Esq.

         Hand delivered and telefaxed (if confirmed) notices shall be deemed delivered on the date the same are delivered by hand or telefaxed, and mailed notices shall be deemed delivered three days following the date mailed, in accordance with the foregoing provisions of this Section 9.12. A party may change the address for notices to be sent to it by written notice delivered pursuant to the terms of this Section 9.12.

         Section 9.13. Service of Process. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in
Section 9.12 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

         Section 9.14.     Intentionally omitted.

         Section 9.15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         Section 9.16. Termination. This Agreement shall terminate if the Closing shall not have occurred by 5:00 p.m., February 18, 2000 unless the parties mutually agree in writing to extend.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                   PURCHASER

                                   OC Mergerco 4, Inc.


                                   By:/s/ Robert Lazzeri
                                      ---------------------------------
                                   Its: Chief Executive Officer


                                   SELLERS

                                   USTeleCenters, Inc.


                                   By:/s/ Franklin A. Reece, III
                                      ---------------------------------
                                   Its: Chief Executive Officer

                                   Vermont Network Services Corporation


                                   By:/s/ Franklin A. Reece, III
                                      ---------------------------------
                                   Its: Chief Executive Officer


                                   PARENT

                                   View Tech, Inc.


                                   By:/s/ Douglas Hopkins
                                      ---------------------------------
                                   Its: Chief Executive Officer

394034